23.1 Consent of KBA Group LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 8, 2008, with respect to the consolidated financial statements of Terra Nova Financial Group, Inc. appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2007, in the following Registration Statements:

Form Type	Registration Statement Number
Form S-8	333-84901
Form S-8	333-84897
Form S-8	333-84899
Form S-8	333-128242
Form S-8	333-140398
Form S-8	333-147671

/s/ KBA GROUP LLP
Dallas, Texas
April 8, 2008